SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2003

KEY3MEDIA GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of incorporation)	1-16061 (Commission File Number)	95-4799962 (IRS Employer Identification No.)

5700 Wilshire Blvd., Suite 325
Los Angeles, CA 90036
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (323) 954-6000

N/A
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS.

On June 19, 2003, Key3Media Group, Inc. issued a press release announcing the effectiveness of its reorganization, its emergence from bankruptcy protection and other restructuring changes. The press release is attached hereto as Exhibit 99.1.

Additionally, effective June 19, 2003, in connection with the confirmation of the Registrant’s plan of reorganization by the U.S. Bankruptcy Court, Messrs. Fredric D. Rosen, Chairman and Chief Executive Officer of the Registrant, Jason E. Chudnofsky, the Registrant’s Vice Chairman and Chief Operating Officer, Peter B. Knepper, the Registrant’s Executive Vice President and Chief Financial Officer, and Ned S. Goldstein, the Registrant’s Executive Vice President and General Counsel, resigned as executive officers of the Registrant and Messrs. Chudnofsky, Edward A. Bennett and Ronald D. Fisher, members of the Registrant’s board of directors, resigned as directors of the Registrant. Mr. Rosen resigned as Chairman but will continue as a director of the reorganized entity. Effective June 19, 2003, Robert Priest-Heck assumed the role of Chief Executive Officer of the Registrant, Peter Pastor became the Registrant’s Acting Chief Financial Officer and Jeryl Bowers became the Registrant’s General Counsel.

The Registrant has also sent notice to the Over-The-Counter Bulletin Board stating that, effective immediately, pursuant to its plan of reorganization, previously issued shares of Key3Media Group, Inc. Common Stock are cancelled and trading in such shares should cease.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)  EXHIBITS

99.1 Press release dated June 19, 2003, announcing the effectiveness of the Registrant’s reorganization, its emergence from bankruptcy protection and other restructuring changes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY3MEDIA GROUP, INC.
Dated: June 20, 2003	By:	/s/ Robert Priest-Heck

	Name: Title:	Robert Priest-Heck Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated June 19, 2003, announcing the effectiveness of the Registrant’s reorganization, its emergence from bankruptcy protection and other restructuring changes.